EXHIBIT 32.2
WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350
In connection with Annual Report of ChinaCast Education Corporation and its subsidiaries (the “Company”) on Form l0-KSB for the period ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Antonio Sena, Chief Financial Officer of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
          (1) The Report fully complies with the requirements of Section 13a-14(b) or 15d-14(b) of the Securities Exchange Act of 1934; and
          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: March 31, 2008

By:	/s/ Antonio Sena

Name:	Antonio Sena
Title:	Chief Financial Officer